Exhibit 99.1

NEWS RELEASE

CONTACT: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206 Financial Dynamics Investors: Julie Huang 212-850-5600

FOR RELEASE:  7:00 AM (Eastern)  December 5, 2005

CONMED CORPORATION ANNOUNCES INCREASED SHARE REPURCHASE

Utica, New York, December 5, 2005 ----- CONMED Corporation (Nasdaq: CNMD) announced today that its Board of Directors has increased its authorization to repurchase the Company’s common stock to a total of $100 million from the previously authorized $50 million. Under the new authorization, up to $50 million may be purchased in a calendar year, which is an increase from up to $25 million in a calendar year under the previous authorization. Through December 2, 2005, the Company has repurchased approximately $25 million of its common stock as approved by the Board of Directors in its previous authorization of February 2005. The repurchase program calls for shares to be purchased in the open market or in private transactions from time to time. CONMED may suspend or discontinue the program at any time.

CONMED expects to repurchase shares depending upon market conditions, the market price of CONMED common stock and management’s assessment of CONMED’s liquidity and cash flow. The Company will also repurchase shares to offset the dilutive effect of the issuance of shares under its employee benefit plans, including as a result of the exercise of outstanding stock options. The Company will finance the repurchases from cash-on-hand and amounts available under the Company’s bank credit facility.

Eugene R. Corasanti, Chief Executive Officer and Chairman of the Board said, “The Board’s decision to revise the share repurchase program reflects the Board’s belief in the Company’s long-term performance and considers the current market price of the Company’s common stock. It permits the Company to enhance shareholder value by repurchasing some of our stock based on market conditions.”

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring. The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. Headquartered in Utica, New York, the Company’s 3,100 employees distribute its products worldwide from eleven manufacturing locations.

CONMED NEWS RELEASE CONTINUED	2 OF 2	December 5, 2005

Forward Looking Information
This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any acquisition (and its integration) or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation, or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

# # #